UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2020

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On July 2, 2020 (the “Effective Date”), CCUR Holdings, Inc. (the “Company”) entered into a letter of intent (the “LOI”) proposing to provide a secured loan of up to $10 million to SeaChange International, Inc. (“SeaChange”). Among other things, the proposed loan would be fully secured by a first lien on assets of SeaChange, have a term of one year with two options to extend the term for an additional six months, and carry an interest rate of ten percent (10%) per annum on the outstanding principal amount of the loan. Upon closing of the loan, SeaChange would pay a three percent (3%) commitment fee to the Company with the option to pay up to fifty percent (50%) of the fee in SeaChange common stock and a two percent (2%) fee upon the exercise of any six month extension of the loan term. The LOI is binding subject to several closing conditions including the negotiation of definitive loan documents and final approval of the Company’s Board of Directors. The LOI will expire sixty (60) days from the Effective Date unless extended by mutual agreement of the parties.

As two of its members have relationships involving SeaChange, the Company’s board of directors is presently evaluating the nature of those relationships prior to approving any documentation related to the transactions proposed in the LOI. More specifically, Company director Robert Pons also sits on the board of directors of SeaChange, and has thus recused himself from any deliberations by the Company’s board of directors relating to the LOI and the transactions proposed thereby. In addition, TAR Holdings, LLC, an entity over which Karen Singer holds sole voting and dispositive power, owns 16.6% of SeaChange’s outstanding common stock, according to that certain Schedule 13D/A filed with the Securities and Exchange Commission by Ms. Singer on August 12, 2019. Ms. Singer is the sister-in-law of Company director, Steven Singer. Accordingly, Mr. Singer has also recused himself from any deliberations by the Company’s board of directors relating to the LOI and the transactions proposed thereby.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, which is furnished as Exhibit 99.1 hereto.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Letter between CCUR Holdings, Inc. and SeaChange International, Inc. dated July 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2020	CCUR HOLDINGS, INC.

	By:	/s/ Igor Volshteyn
Name: Igor Volshteyn Title: Chief Operating Officer and President